AGREEMENT

This Agreement ("Agreement") is made and entered into as of this 13 day of March 2014, by and between South Pacific Resources, Inc. DBA GoKush.com LLC (“GoKush”) and MediJane Holdings Inc. (“MediJane”).

WHEREAS, GoKush is in the business of operating a web domain and medical online order website providing overnight medical marijuana products to licensed patients in the State of California;

WHEREAS, MediJane Holdings Inc. is a publicly traded company;

WHEREAS, the parties desire to cooperate and assist each other with the building of a distribution network, inventory management and restocking of dispensaries, all in accordance with the terms and conditions of this Agreement;

NOW, THEREFORE, in consideration of the foregoing premises and the covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are mutually acknowledged, the Parties agree as follows:

1.

Duties of the Parties.

The Parties agree to pursue the following activities:

1.1

GoKush shall become the online ordering platform for the ordering and re-stocking of MediJane and other related product developers in dispensaries throughout southern California.

1.2

MediJane shall use reasonable commercial efforts to continue its development of intellectual property and knowhow within the medical marijuana industry while protecting the MediJane brand and MediJane Assets.

2.

Consideration.

The Parties agree to provide the following consideration:

2.1

GoKush shall receive 200,000 common shares of MediJane.

2.2

MediJane shall sell its products to GoKush at wholesale prices.

2.3

GoKush shall receive a yet-to-be-determined delivery surcharge on each order.

3.

Warranties and Representations of the Parties.

3.1

Warranties and Representations of MediJane.

(a)

Authorization. All corporate action on the part of MediJane, its officers, directors and shareholders necessary for the authorization, execution and delivery of this Agreement, the performance of all obligations of MediJane hereunder and thereunder has been taken or will be taken prior to the Closing, and this Agreement constitute valid and legally binding obligations of the MediJane, enforceable in accordance with their terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors' rights generally, and (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

(b)

Compliance with Other Instruments.  MediJane is not in violation or default in any material respect of any provision of its Articles of Incorporation or Bylaws, or in any material respect of any instrument, judgment, order, writ, decree or contract to which it is a party or by which it is bound, or, to its knowledge, any provision of any statute, rule or regulation applicable to MediJane. The execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby and thereby will not result in any such violation or be in conflict with or constitute, with or without the passage of time and giving of notice, either a default under any such provision, instrument, judgment, order, writ, decree or contract or an event that results in the creation of any lien, charge or encumbrance upon any assets of MediJane or the suspension, revocation, impairment, forfeiture, or non-renewal of any material permit, license, authorization, or approval applicable to MediJane, its business or operations or any of its assets or properties.

(c)

MediJane is, or shall be, the legal owner of all intellectual property and know-how relating to MediJane product development and distribution in the overall treatment of illnesses within the medical marijuana industry;

(d)

All new intellectual property or knowhow developed by MediJane and its affiliates shall be exclusively developed for the direct benefit of MediJane.   No MediJane Assets, including intellectual property or knowhow shall be transferred, assigned or otherwise dispersed without the express written consent of all Parties.

3.2

Warranties and Representations of GoKush.

(a)

Authorization. All actions on the part of GoKush and its members necessary for the authorization, execution and delivery of this Agreement, the performance of all obligations of GoKush hereunder and thereunder has been taken or will be taken prior to the Closing, and this Agreement constitute valid and legally binding obligations of GoKush, enforceable in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors' rights generally, and (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

(b)

Compliance with Other Instruments.  GoKush is not in violation or default in any material respect of any provision of its Articles of Organizations or Operating Agreement or in any material respect of any instrument, judgment, order, writ, decree or contract to which it is a party or by which it is bound, or, to its knowledge, any provision of any statute, rule or regulation applicable to GoKush.  The execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby and thereby will not result in any such violation or be in conflict with or constitute, with or without the passage of time and giving of notice, either a default under any such provision, instrument, judgment, order, writ, decree or contract or an event that results in the creation of any lien, charge or encumbrance upon any assets of a represented Party or the suspension, revocation, impairment, forfeiture, or non-renewal of any material permit, license, authorization, or approval applicable to a represented Party, its business or operations or any of its assets or properties.

4.

Term.

This Agreement shall be effective as of the date of execution and shall continue for a period of ten years, unless extended or terminated by unanimous agreement of the Parties or as provided herein.

5.

Termination of this Agreement.

5.1

Triggering Events. This Agreement may be terminated by a Party (the "Terminating Party") by written notice of termination to the other Party, in the event another Party (hereinafter the "Defaulting Party"):

(a)

commits a material breach of this Agreement and fails to remedy such breach within sixty (60) days from the date of notice of breach;

(b)

becomes insolvent or becomes a party, voluntarily or involuntarily, to bankruptcy, composition for the benefit of creditors, or reorganization proceedings; or

(c)

becomes dissolved and liquidated or discontinues its business (excluding a reorganization or merger of a Party into an Affiliate or transfer of all or substantially all of Party's assets to an Affiliate).

Such notice of termination must be delivered within 120 days after the Terminating Party becomes aware of a triggering event. After the expiration of such 120-day time period, such right to give notice of termination shall end and be null and void. In all cases Defaulting Party shall have 60 days from date of notice of termination to cure the breach.

5.2

Terminating Party Remedies.

 In the event that this Agreement is terminated pursuant to MediJane's breach described in Section 5.1 above, GoKush may keep any common shares issued to GoKush.

5.3

Nonexclusive Remedy.  Nothing in this Agreement shall be construed to restrict any Party’s claims against any other Party for damages in the event of a breach of this Agreement.

6.

Confidentiality.

6.1

Definition.  “Confidential Information” shall mean any data or information disclosed hereunder (whether written or oral or graphical) that relates to the disclosing party’s products, financial information, technology, research, development, customers or business activities, and which is confidential or proprietary to or a trade secret of the disclosing party, provided that either the information is marked or identified as confidential at the time of disclosure or any other information that from the circumstances of its disclosure, out in good faith be treated as confidential.   Confidential Information shall not include any information, data or material which: (1) the disclosing party expressly agrees in writing is free of any nondisclosure obligations; (2) at the time of disclosure to the receiving party was known to the receiving party (as evidenced by documentation in the receiving party’s possession) to be free of any non-disclosure obligations; (3) is independently developed by the receiving party (as evidenced by documentation in the receiving party’s possession); (4) is lawfully received by the receiving party, free of any non-disclosure obligation, from a third party having the right to so furnish such Confidential Information; or (5) is or becomes generally available to the public without any breach of this Agreement or unauthorized disclosure of such Confidential Information by the receiving party.

6.2

Agreement of Confidentiality.  Except as expressly authorized by any other Party, each Party agrees not to disclose, use or permit the disclosure or use by others of any Confidential Information unless and to the extent such Confidential Information is marked or designated in writing as suitable for disclosure and is provided for a purpose that reasonably contemplates disclosure to or use by others.  The foregoing confidentiality obligation shall also apply to the contents of this Agreement.

6.3

Standard of Care.  In furtherance, and not in limitation of the foregoing Section 6.2, each party agrees to do the following with respect to any such Confidential Information: (i) exercise the same degree of care to safeguard the confidentiality of, and prevent the unauthorized use of, such information as that Party exercises to safeguard the confidentiality of its own Confidential Information; and (ii) instruct and require such advisors, employees, sub-licensees, and agents to maintain the confidentiality of such information and not to use such Confidential Information except as expressly permitted herein.  Each Party further agrees not to remove or destroy any proprietary or confidential legends or markings placed upon any documentation or other materials.

6.4

Government Disclosures. The obligations under this Section 6 shall not prevent the Parties from disclosing the Confidential Information or terms of this Agreement to any governmental authority as required by law or regulation (including those requiring filing of documents in connection with registrations under the Securities Act of 1933) or as ordered by a court (provided that the Party intending to make such disclosure in such circumstances:   (i) has given the appropriate other Party prompt notice prior to making such disclosure so that the other Party may seek a protective order or other appropriate remedy prior to such disclosure, (ii) cooperates fully with the other Party in seeking such order or remedy), and seek Confidential Treatment of the Confidential Information, this Agreement when disclosed to a governmental authority. In the event the governmental authority denies Confidential Treatment, the Parties will use their best efforts to redact Confidential Information, financial information and payment schedules from this Agreement.

6.5

The Parties’ Confidentiality Obligation. The Parties to this Agreement shall require each employee, independent contractor, consultant and any other person who will have access to Confidential Information of the Agreement or of any Party to enter into a confidentiality agreement and, if applicable, an inventions assignment agreement, the forms of which are to be approved by the Parties.

7.

Conditions of the Parties Obligations.

7.1

The obligations of the Parties under this Agreement are subject to the fulfillment on or before the Closing of each of the following conditions, the waiver of which shall not be effective against the Parties unless they consent in writing thereto:

(a)

Performance.   The Parties shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing.

(b)

Secretary's Certificate.   MariJane shall deliver to GoKush a certificate certifying the MariJane Articles, Bylaws and resolutions approved by the board of directors relating to the issuance of the Common Shares, as applicable.

(c)

Qualifications.   All authorizations, approvals, or permits, if any, of any governmental authority or regulatory body that are required in connection with the lawful operation of the Business, the issuance and sale of the Common Shares pursuant to this Agreement shall be duly obtained and effective as of the Closing.

1.

Notices.

All notices required or permitted to be given hereunder shall be in writing and shall be given by registered airmail, hand delivery or by facsimile transmission to the following addresses:

To GoKush:

GoKush.com LLC

3780 Hancock St #G

San Diego, CA 92110

To MediJane

MediJane Holdings Inc.

2011 Ken Pratt Boulevard, Suite 210

Longmont, CO 80501

2.

Assignment of Rights and Obligations.

This Agreement and the rights and obligations hereunder may not be assigned without the other Party's prior written consent.

3.

Succession of Rights and Obligations.

This Agreement is binding on all Parties and their successors and assigns. The Parties hereto shall cause their successors and assigns, including without limitation those resulting from merger, consolidation, acquisition or other like events, to perform their obligations under this Agreement.

4.

Governing Law.

This Agreement shall be governed by and construed in accordance with the laws of the State of Colorado.

5.

Dispute Escalation Procedures.

The Parties agree to discuss differences of opinion and attempt an amiable resolution of any disputes prior to initiating any formal actions. In this regard, any disputes between the Parties which cannot be resolved with the best efforts of the Parties under normal circumstances shall be referred to the chief executive officer of each Party and such chief executive officers shall make themselves available on an as needed basis in an attempt to resolve the dispute.

6.

Arbitration.

Any unresolved disputes shall be finally settled by arbitration in accordance with the rules then in effect of the American Arbitration Association by one arbitrator appointed in accordance with such rules.

Any such arbitration shall be held in Denver, Colorado. The arbitration award shall be final and binding upon the parties, and judgment on such award may be entered in any court having jurisdiction thereof. The Parties shall keep any proceedings and award confidential.

7.

Entire Agreement, Modification, Waiver.

7.1

Entire Agreement. This Agreement constitutes the entire agreement of the Parties with respect to the subject matter hereof, and supersedes all prior or other agreements, verbal or written, which may exist between the Parties. This Agreement may not be modified except by a written agreement signed by duly authorized representatives of each Party.

7.2

Saving Provision. If any part of this Agreement is held to be unenforceable, it shall not affect any other part. If any part of this Agreement is held to be unenforceable as written, it shall be enforced to the maximum extent allowed by applicable law.

7.3

Waiver. No waiver of any provision of this Agreement shall be valid unless in writing, signed by the party against whom the waiver is sought to be enforced.  The waiver of any breach of this Agreement or failure to enforce any provision of this Agreement shall not waive any later breach.

8.

Survival of Provisions.    Except as otherwise explicitly set forth in this Agreement, upon the termination of the Agreement all other provisions shall terminate.

9.

Announcement.

The Parties may announce the existence of their relationship and this Agreement only upon unanimous agreement.  Any press releases by a Party relating to this Agreement shall be unanimously approved in advance by all Parties.

10.

Counterparts

This Agreement may be executed in counterparts, each of which shall be deemed an original, and all of which shall be deemed to constitute one and the same agreement.

11.

Force Majeure.    Each Party will have no liability to the other Party as a result of any delay or failure in the performance of such party's obligations under this Agreement if the delay or failure is caused by events or circumstances beyond such Party's control including earthquakes, fires, floods, riots, wars, labor disputes, shortages of materials or supplies, changes in laws or government requirements, and transportation difficulties. If either Party is prevented from performing any of its obligations hereunder due to any such event or circumstance beyond its control, it will use reasonable efforts under the circumstances to notify the other Party and to resume performance as soon as reasonably possible.

IN WITNESS WHEREOF, the undersigned hereto hereby certify that they have signed the foregoing Agreement as duly authorized representatives of the respective Parties as of the date and year set forth above.

South Pacific Resources Inc. DBA

GoKusk.com

/s/Mac Bagby

By: Mac Bagby

MediJane Holdings Inc.

/s/Lewis “Spike” Humer

By: Lewis “Spike” Humer